EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

        We are aware that our report dated March 18, 2003 on our review of interim financial information of Bristol-Myers Squibb Company (the "Company") as of March 31, 2002 and for the periods ended March 31, 2002 and 2001 included in the Company's quarterly report on Form 10-Q/A for the quarter ended March 31, 2002 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-30756-02, 33-58187, 333-02873 and 333-65424), Form S-4 (No. 333-09519) and Form S-3 (Nos. 33-33682, 33-62496, 333-49227 and 333-65444).

        Such report is not a "report" or "part" of a registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933 and the independent accountants' liability under Section 11 does not extend to such report.

Very truly yours,

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP New York, New York March 28, 2003

E-15-1